UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 15, 2018

FUSION CONNECT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32421	58-2342021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 1718 New York, NY	10170
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 201-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01
Completion of Acquisition or Disposition of Assets.

On June 15, 2018, Fusion Connect, Inc., a Delaware corporation (the “Company”), completed its previously announced acquisition of MegaPath Holding Corporation, a Delaware corporation (“MegaPath”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated May 4, 2018, by and among the Company, Fusion MPHC Acquisition Corp., a Delaware corporation (“MPHC Merger Sub”), MegaPath, and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative of the stockholders and optionholders of MegaPath. At the closing of the MegaPath acquisition (the “Closing”), MPHC Merger Sub merged with and into MegaPath, with MegaPath surviving the merger, and it simultaneously changed its name to “Fusion MPHC Holding Corporation.”

At the Closing, the Company paid approximately $61.5 million of the $71.5 million purchase price in cash (the “Cash Consideration”), and approximately $10 million of the purchase price was paid in 1,679,144 shares of Fusion’s common stock, par value $0.01 per share (the “Stock Consideration”), issued to the former stockholders of MegaPath who are “Accredited Investors” as defined under Rule 501 of Regulation D promulgated under the Securities Act (the “MegaPath Stockholders”), at an agreed upon price of $5.775 per share, in accordance with the Merger Agreement. Furthermore, $2,500,000 of the Cash Consideration was deposited into an escrow account with Citibank, N.A., as escrow agent, to be held for one (1) year to secure the indemnification obligations in favor of Fusion under the Merger Agreement.

The Cash Consideration, as well as certain expenses associated with the acquisition of MegaPath, was funded from approximately $62 million of borrowings under the First Lien Credit and Guaranty Agreement (the “First Lien Credit Agreement”), dated May 4, 2018, with Wilmington Trust, National Association, as Administrative Agent and Collateral Agent, the lenders party thereto, and all of the U.S.-based subsidiaries of Fusion, as guarantors thereunder.

On June 18, 2018, the Company issued a press release announcing the completion of its acquisition of MegaPath, a copy of which is filed as Exhibit 99.1 hereto and which is incorporated by reference herein.

Item 3.02
Unregistered Sale of Equity Securities

The information set forth under Item 2.01 above is incorporated herein by reference. The Stock Consideration was issued to the MegaPath Stockholders in reliance upon exemptions from the registration requirements under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereunder.

Item 9.01
Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release dated June 18, 2018 announcing completion of the acquisition of MegaPath Holding Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

FUSION CONNECT, INC.

By: /s/ James P. Prenetta, Jr.
James P. Prenetta, Jr.
June 18, 2018	EVP and General Counsel

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